Exhibit 8.1

List of Subsidiaries of 3SBio Inc. (the “Registrant”)

Wholly-Owned Subsidiaries

1. Collected Mind Limited

Affiliated Entity Consolidated in the Registrant’s Financial Statements

1. Liaoning Sunshine Bio-Pharmaceutical Company Limited